UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 27, 2010 (July 23, 2010)

Commission File Number: 0-24260

Amedisys, Inc.

(Exact Name of Registrant as specified in its Charter)

Delaware	11-3131700
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5959 S. Sherwood Forest Blvd., Baton Rouge, LA 70816

(Address of principal executive offices, including zip code)

(225) 292-2031 or (800) 467-2662

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Effective as of July 23, 2010, Dr. Michael O. Fleming, the Company’s Chief Medical Officer, and David R. Bucey, the Company’s General Counsel and Corporate Secretary, each entered into Amended and Restated Employment Agreements with Amedisys, Inc., a Delaware corporation (the “Company”), and Amedisys Holding, L.L.C., the Company’s top-tier holding company. The Amended and Restated Employment Agreements amend and restate and replace in their entireties, respectively, Dr. Fleming’s Employment Agreement with the Company dated October 27, 2009 and Mr. Bucey’s Employment Agreement with the Company dated July 7, 2008 (collectively, the “Original Agreements”).

Each of the Amended and Restated Employment Agreements was approved by the Company’s Board of Directors (the “Board”) upon the recommendation and approval of the Compensation Committee (the “Committee”) of the Board of Directors. The primary purpose of amending and restating the Original Agreements was to standardize Dr. Fleming’s and Mr. Bucey’s forms of employment agreements with the forms of employment agreements entered into with other members of the Company’s executive leadership team.

The following is a description of the terms and conditions of the Amended and Restated Employment Agreements and the amounts payable to each executive officer thereunder. Unless otherwise defined herein, all capitalized terms have the meanings ascribed to them in the applicable Amended and Restated Employment Agreement. Copies of Dr. Fleming’s and Mr. Bucey’s Amended and Restated Employment Agreements are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K, and the following descriptions are qualified in their entirety by the provisions of the respective Amended and Restated Employment Agreements.

Amended and Restated Employment Agreement with Dr. Fleming

Pursuant to his Amended and Restated Employment Agreement (the “Agreement”) with the Company, Dr. Fleming has agreed to serve as the Company’s Chief Medical Officer, with such duties and responsibilities as are customary for the chief medical officers of corporations of a similar size and businesses of the Company and other specified duties. The term of the agreement runs until the third anniversary of the effective date thereof, or July 23, 2013. Upon expiration of the three-year term, Dr. Fleming’s employment will continue on an “at will” basis; provided that if Dr. Fleming is terminated without cause or resigns for good reason thereafter, he will be compensated as if he were terminated without cause or resigned for good reason prior to a change of control during the term of the Agreement (regardless of whether such termination or resignation during the “at will” employment period occurred before or after a change of control).

The Agreement contemplates that the parties will negotiate an amendment to the Agreement prior to the end of each calendar year, extending the term of employment for an additional year. During the course of each negotiation, which is slated to occur annually in October, the parties shall discuss Dr. Fleming’s performance and may also discuss additional proposed modifications of the Agreement, with a view toward concluding such discussions, and, assuming they actually come to agreement, entering into an amendment to the Agreement prior to the end of the calendar year. However, neither party is legally obligated to actually enter into any such amendment, and any such amendment must be approved by the Committee and/or the Board.

Under the terms of the Agreement, Dr. Fleming, among other things, is entitled to:

(1) an annual base salary of not less than $225,000, subject to annual review for increase by the Board;

(2) participate in the Company’s annual incentive plan, with a target award opportunity established by the Board and/or the Committee (for 2010, Dr. Fleming’s target award opportunity shall not be less than $112,500, and his maximum incentive award opportunity shall not be less than 150% of his target award opportunity);

(3) be eligible, beginning in 2010, for annual equity (long-term incentive) awards in the form of shares of restricted and/or non-vested Company common stock and/or securities exercisable for or convertible into shares of Company common stock (provided that no greater than 60% of the target value of any such long-term incentive award shall be subject to performance based, as opposed to tenure-based, vesting conditions, as established by the Board and/or the Committee);

(4) participate in the Company’s other incentive compensation, pension, welfare and benefit plans and programs as are made available to the Company’s senior level officers or to its employees in general, including vacation, deferral, health, medical, dental, long-term disability, travel, accident and life insurance plans, subject to eligibility; and

(5) reimbursement of reasonable business expenses.

In the event Dr. Fleming’s employment is terminated due to his death, disability or retirement, Dr. Fleming or his surviving spouse or estate (as the case may be) will be entitled to any benefits due or earned in accordance with the applicable plans of the Company and the following amounts (paid in accordance with Federal tax rules and regulations and within the deadlines described in the Agreement): (a) unpaid base salary through the date of termination; and (b) incentive awards earned in the prior year, but not yet paid. Additionally, all unvested equity awards held by Dr. Fleming as of the date of death, disability or retirement will immediately vest (provided, however, that in the case of Dr. Fleming’s retirement, awards which are intended to constitute performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and for which performance standards have not been met will not be subject to accelerated vesting).

If Dr. Fleming is terminated for cause or if Dr. Fleming voluntarily resigns without good reason (prior to a change of control), he will be entitled to any benefits earned in accordance with the applicable plans of the Company and the following amounts (paid in accordance with Federal tax rules and regulations and within the deadlines described in the Agreement): (a) unpaid base salary through the date of termination, and (b) incentive awards earned in the prior year, but not yet paid.

If Dr. Fleming is terminated without cause or resigns with good reason, in both cases prior to a change of control, Dr. Fleming will be entitled to any benefits earned in accordance with the applicable plans of the Company and the following:

(1) unpaid base salary through the date of termination, paid in accordance with Federal tax rules and regulations and within the deadlines described in the Agreement;

(2) unpaid incentive awards earned in the prior year, paid in accordance with Federal tax rules and regulations and within the deadlines described in the Agreement;

(3) continued participation in the Company’s group health plans for him and his dependents who are entitled to continuation coverage under Federal tax rules (or a monthly payment equal to the Company’s monthly subsidy for such group health plan coverage) for a period of time beginning with the calendar month that immediately follows the earliest payment date (as described in the Agreement) and ending at the earlier occurrence of the expiration of 12 months or until Dr. Fleming receives substantially comparable coverage provided by a subsequent employer; and

(4) an amount equal to the sum of (A) his base salary and (B) his actual prior year bonus, which amount will be paid in 12 equal monthly installments following termination and the Earliest Payment Date.

In the event that Dr. Fleming’s employment is terminated without cause or he resigns with good reason within one year of a change of control (or he is terminated without cause within 90 days before a change of control), Dr. Fleming shall be entitled to any benefits earned in accordance with the applicable plans of the Company and the following:

(1) unpaid base salary through the date of termination paid in accordance with Federal tax rules and regulations and within the deadlines described in the Agreement;

(2) unpaid incentive awards earned in the prior year, paid in accordance with Federal tax rules and regulations and within the deadlines described in the Agreement;

(3) continued participation in the Company’s group health plans for him and his dependents who are entitled to continuation coverage under Federal tax rules (or a monthly payment equal to the Company’s monthly subsidy for such group health plan coverage) for a period of time beginning with the calendar month that immediately follows the earliest payment date and ending at the earlier occurrence of the expiration of 12 months or until Dr. Fleming receives substantially comparable coverage provided by a subsequent employer;

(4) an amount equal to one and one-half (1.5) times the sum of (A) his base salary and (B) his actual prior year bonus, which amount will be paid in a lump sum following termination; and

(6) immediate vesting (at the “target” level) of all unvested equity awards held by Dr. Fleming as of the date of the change of control.

Dr. Fleming may request that the Company or its successor provide financial security for payments required by the occurrence of a change of control. In the event any excise tax is imposed on any payments received under the Agreement that would constitute “excess parachute payments” within the meaning of Section 280G(b)(1) of the Code, then such payments shall either be (i) delivered in full pursuant to the terms of the Agreement or (ii) delivered to such lesser extent as results in no portion of the payments being subject to the excise tax. The determination of whether the payments shall be delivered in full or decreased shall be made by the Company on the basis of which event results in the receipt by Dr. Fleming of the greater net after-tax benefit, determined by reducing the present value (as determined in accordance with Section 280G of the Code) of the payments by all applicable federal, state and local taxes and the excise tax. If there is a reduction in the payments, the Agreement specifies the order in which this must be accomplished.

Dr. Fleming is subject to certain restrictive covenants, including prohibitions against competition and solicitation, for 12 months following his termination. He is also subject to a standstill provision, which prevents him from acquiring any Company securities or seeking to effect a change of control the Company (or assisting or working with others to effect a change of control of the Company) for a period of 12 months following his termination.

Both Dr. Fleming and the Company are subject to arbitration for resolution of disputes arising out of the Agreement. He also has certain indemnity rights as described in the Agreement.

Amended and Restated Employment Agreement with Mr. Bucey

Pursuant to his Amended and Restated Employment Agreement with the Company, Mr. Bucey has agreed to serve as the Company’s General Counsel and Secretary, with such duties and responsibilities as are customary for the general counsels and corporate secretaries of corporations of a similar size and businesses of the Company and other specified duties. The term of Mr. Bucey’s Amended and Restated Employment Agreement runs until the third anniversary of the effective date thereof, or July 23, 2013.

The other terms and provisions of Mr. Bucey’s Amended and Restated Employment Agreement, including minimum base salary and 2010 target incentive award opportunity, are substantially the same as Dr. Fleming’s Agreement (as described above).

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Amended and Restated Employment Agreement dated July 23, 2010 by and among Amedisys, Inc., Amedisys Holding, L.L.C. and Michael O. Fleming

10.2	Amended and Restated Employment Agreement dated July 23, 2010 by and among Amedisys, Inc., Amedisys Holding, L.L.C. and David R. Bucey

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEDISYS, INC.

By:	/S/ DALE E. REDMAN
Dale E. Redman
Chief Financial Officer and Duly Authorized Officer

Date: July 27, 2010

Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement dated July 23, 2010 by and among Amedisys, Inc., Amedisys Holding, L.L.C. and Michael O. Fleming

10.2	Amended and Restated Employment Agreement dated July 23, 2010 by and among Amedisys, Inc., Amedisys Holding, L.L.C. and David R. Bucey